UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2021 (July 22, 2021)

VINCO VENTURES, INC.

(f/k/a Edison Nation, Inc.)

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 West Broad Street, Suite 1004 Bethlehem, Pennsylvania	18018
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01. Entry into a Material Definitive Agreement.

On July 22, 2021 (the “Effective Date”), Vinco Ventures, Inc. (the “Company”) consummated the closing of a private placement offering (the “Offering”) whereby pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) entered into by the Company on July 22, 2021 with one accredited investor (the “Investor”), the Company issued a $120,000,000 Senior Secured Convertible Note for the purchase price of $100,000,000 (the “Note”) and warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).

The Note bears no interest absent an Event of Default (as defined below) and matures on July 22, 2022. The Note contains a voluntary conversion mechanism whereby the Noteholder may convert at any time after the Initial Convertibility Date (as defined therein), in whole or in part, the outstanding principal and interest under  the Note into shares of the Common Stock at a conversion price of $4.00 per share (the “Conversion Shares”). The Note is guaranteed by the Company’s subsidiaries and certain other guarantors as described below and is a senior secured obligation of the Company and the guarantors. The Note contains certain events of default as described in the Note (each an “Event of Default”). If an Event of Default occurs, interest under the Note will accrue at a rate of eighteen percent (18%) per annum and the outstanding principal amount of the Note, plus accrued but unpaid interest, liquidated damages and other amounts owing with respect to the Note will become, at the Note holder’s election, immediately due and payable in cash. Upon completion of a Change of Control (as defined in the Note), the Note’s holder may require the Company to purchase any outstanding portion of the Note in cash at a price in accordance with the terms of the Note. The Note also include a right of the Company to, subject to certain equity conditions, redeem the Note at 115% of the conversion amount of the Note being redeemed, as well as a mutual redemption right at a redemption price of $100,000,000 in the event the transaction with Lomotif (as defined below) does not close on or prior to July 27, 2021.

The Note is guaranteed by the Company’s subsidiaries and by ZASH Global Media and Entertainment Corporation (“Zash”) and by ZVV Media Partners, LLC (“ZVV”), a joint venture of the Company and Zash, in contemplation of an acquisition by ZVV of Lomotoif Private Limited (“Lomotif”), which was previously announced by the Company and Zash on February 23, 2021 in a joint press release issued by the Company and Zash. The Note and the guarantees are secured by a pledge of substantially all of the assets of the Company and the guarantors.

The Note will not become convertible into Common Stock and the Warrants will not be exercisable for Common Stock unless certain regulatory filings have been made and such transactions are approved by the Company’s shareholders. If the Warrants do not become exercisable by November 19, 2021, the Company will be required to redeem the Warrant at a price of $40,000,000.

Pursuant to the Purchase Agreement, the Investor also received a Warrant. The Warrant contains an exercise price of $4.00 per share, subject to adjustments as provided under the terms of the Warrant. In connection with the closing of the Offering, the Warrant was exercisable for an aggregate of 32,697,548 shares of Common Stock (the “Warrant Shares”).

The Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company shall (i) file with the Securities and Exchange Commission (the “Commission”) a Registration Statement by the earlier of (x) five (5) trading days after the Company obtains shareholder approval of the Note and the Warrants and (y) one hundred twenty (120) calendar days after the Closing Date (the “Filing Deadline”) of the Purchase Agreement to register the Conversion Shares and Warrant Shares (the “Registration Statement”); and (ii) use its best efforts to have the Registration Statement declared effective by the Commission by the earlier of the (A) 30th calendar day after the Filing Deadline (or 45 calendar days after the Filing Deadline if the Registration Statement receives comments from the Commission) and (B) 2nd Business Day after the date the Company is notified that such Registration Statement will not be reviewed or will not be subject to further review by the Commission.

Palladium Capital Group, LLC. (the “Placement Agent”) acted as placement agent for the Offering. The Placement Agent is to receive cash compensation in the aggregate amount of $9,000,000 (8% of the gross proceeds to the Company plus an additional 1% of the gross proceeds to the Company for non-accountable expenses) (the “Placement Agent Fee”). $1,000,000 of the Placement Agent Fee is to reimburse the Placement Agent for fees and expenses and is due and payable upon the closing of the Offering. The additional $8,000,000 of the Placement Agent Fee is deferred and will only be payable upon the Company’s shareholders approving the Company’s contemplated merger with Zash. Additionally, in connection with the closing of the Offering, the Placement Agent received a warrant to purchase shares of the Company’s Common Stock in an amount equal to $8,000,000, which is immediately exercisable upon the closing of the Offering.

The foregoing provides only brief descriptions of the material terms of the Purchase Agreement, the Note, the Warrant, the Registration Rights Agreement, the Security Agreement and the Guarantee, does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the forms of the Purchase Agreement, the Note, the Warrant and the Registration Rights Agreement, the Pledge and Security Agreement and the Guarantee filed as exhibits to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

Item 1.01 is hereby incorporated by reference.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Note, Warrant, Conversion Shares, and Warrant Shares were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investors had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since the Investors agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 7.01. Regulation FD Disclosure

On July 23, 2021, Vinco Ventures, Inc. (the “Company”), a Nevada corporation, issued a joint press release with Zash regarding Zash’s entrance into a definitive acquisition agreement (“Acquisition Agreement”) with Lomotif Private Limited (“Lomotif”) pursuant to which Zash intends to a acquire a majority controlling interest in Lomotif. Pursuant to that certain Deed of Variation and Supplement to the Acquisition Agreement, dated July19, 2021, the parties to the Acquisition Agreement have agreed that ZVV Media Partners, LLC shall be the purchaser of Lomotif, which transaction is set to close imminently.

Item 8.01. Other Events.

On July 22, 2021, Vinco Ventures, Inc. ( the “Company”) entered into a Second Amended and Restated Limited Liability Company Agreement of ZVV Media Partners, LLC inclusive of an independent Fairness Opinion submitted from Gemini Valuation Services.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Senior Secured Convertible Note
10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant
10.3	Form of Registration Rights Agreement
10.4	Form of Amendment Agreement
10.5	Form of Guaranty
10.6	Form of Pledge and Security Agreement
10.7	Second Amended and Restated Limited Liability Company Agreement of ZVV Media Partners, LLC
99.1	Press release issued by Vinco Ventures dated July 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 23, 2021

VINCO VENTURES, INC.

By:	/s/ Christopher B. Ferguson
Name:	Christopher B. Ferguson
Title:	Chief Executive Officer